EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                     WESTERN INTERNATIONAL PIZZA CORPORATION


         Western International Pizza Corporation, (the "Corporation") a corporation organized and existing under and by virtue of the laws of the state of Nevada, hereby certifies, pursuant to section 78.385 and 78.390 of the Nevada revised Statutes, that:

         1. The Stockholders of the Corporation authorized the Board of Directors to amend the Articles of Incorporation to change the name of the Corporation pursuant to section 78.320 of the Nevada revised Statutes.
         2. This Certificate of Amendment of the Articles of Incorporation of the Corporation has been duly adopted in accordance with
                  Section 78.315 of the Nevada Revised Statutes.
         3. Article I of the Articles of Incorporation is hereby amended as follows:

                  ARTICLE 1. The name of the Corporation shall be AccuPoll Holding Corp.

                  As of April 8, 2002, the record date for the meeting of stockholders held April 26, 2002, the Corporation had 397,500,000 shares of outstanding Common Stock. The number of shares of Common Stock that voted for the name change of the Corporation is 212,673,314, with 29,000 abstaining and none opposing.

                  IN WITNESS WHEREOF, the undersigned certifies under penalty of perjury that he has read the forgoing Certificate of Amendment of the Articles of Incorporation and knows the contents thereof, and that the statements therein are true, and has caused this Certificate of the Amendment to be signed this 23rd day of May , 2002.




                                                  /s/ Frank Wiebe
                                                 -------------------------
                                                      Frank Wiebe
                                                      President